EXHIBIT 23.3

CONSENT OF NORWEST QUESTA ENGINEERING, CORP.

As independent petroleum engineers, we hereby consent to the references to our firm in this Registration Statement on Form SB-2, and any amendments thereto as well as in the notes to the financial statements included therein (including the prospectus included or incorporated by reference therein) and to the incorporation on this Form SB-2 (including any amendments thereto) filed by New Frontier Energy, Inc., of information contained in our reserve estimate and economic evaluation report effective as of February 28, 2007, and to the inclusion of our reports as appendices to the prospectus included or incorporated by reference in that registration statement and/or as exhibits to that registration statement, in accordance with the requirements of the Securities Act of 1933, as amended.

We further consent to the reference to our firm as experts in this Form SB-2, including the prospectus included or incorporated by reference in this Form SB-2.

Norwest Questa Engineering Corp.

Golden, Colorado
July 30, 2007

John D. Wright

COLORADO REGISTERED
JOHN D. WRIGHT
14791
PROFESSIONAL ENGINEER

Digitally signed by John D. Wright
DN: o=VeriSign, Inc., ou=VeriSign Trust Network, ou=www.verisign.com/repository/RPA Incorp. by Ref.,LIAB.LTD(c)98, ou=Persona Not Validated, ou=Digital ID Class 1 - Microsoft Full Service, cn=John D. Wright, email=jwright@norwestcorp.com
Reason: I am approving this document
Date: 2007.07.31 11:24:21 -06'00'